SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2006

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)
Nevada	0-29067	98-0173359
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1- 11491 Kingston St., Maple Ridge, BC V2X 0Y6
(Address of principal executive office, including Zip Code)

Registrant's telephone number, including area code: (604) 460-7634

ITEM 4.01 Changes in Registrant's certifying accountant

On April 18, 2006, the Registrant received the resignation of its independent accountant and auditor, KPMG LLP. On the same day MANNING ELLIOTT LLP, Chartered Accountants ("MANNING ELLIOTT") have agreed to act as the Registrant's independent auditors.

On the same day, our board of directors approved of the resignation of KPMG and the appointment of MANNING ELLIOTT as our independent auditors.

KPMG's reports on the annual financial statements of the Registrant for the two fiscal years ending July 31, 2005 and 2004 do not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles except that KPMG LLP's report on the financial statements as of and for the years ended July 31, 2005 and 2004 contained a separate paragraph stating:

"The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

For the fiscal years ended July 31, 2005 and 2004 and for the interim period to April 18, 2006, we have had no disagreements with KPMG, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

We did not consult with MANNING ELLIOTT, our new independent auditors, regarding the application of accounting principles to a specific or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and no advice, written or oral, was provided by MANNING ELLIOTT that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

The Company has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description of Exhibit
16.1	Letter from former accountant, KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: April 18, 2006	By: Kenneth Galpin Kenneth Galpin, Director and CEO